Independent Auditors' Report on Internal Accounting Control


The Board of Directors and Shareholders
IDS Life Series Fund, Inc.:


In planning and performing our audit of the financial statements of Equity, Income, Managed, International Equity, Government Securities,
and Money Market(portfolios  within IDS Life Series  fund,  Inc.) for the year
ended April 30, 1999, we  considered   their   internal   control, including
control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of IDS Life Series Fund, Inc. is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity
with  generally  accepted   accounting principles.  Those controls include the
safeguarding of assets against  unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities, that we consider to be a materialweakness as defined above.

This report is intended solely for the information and use of management, the Board of Directors of IDS Life Series Fund, Inc., and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



                                                         KPMG Peat Marwick LLP



Minneapolis, Minnesota
June 4, 1999